Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-252628, 333-239497, and 333-218229 on Form S-3, Registration Statement Nos. 333-191520, 333-191521, 333-196198, 333-205903, and 333-214599 on Form S-8, and Registration Statement No. 333-215284 on Form S-1 of Vyant Bio, Inc. of our report dated March 30, 2021, relating to the financial statements of StemoniX, Inc. appearing in this Current Report on Form 8-K dated April 5, 2021.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 5, 2021